Exhibit 99.1

Enovix Announces Farhan Ahmad as Chief Financial Officer

FREMONT, Calif, June 29, 2023 — Enovix Corporation (“Enovix”) (Nasdaq: ENVX), an advanced silicon battery company, today announced the appointment of Farhan Ahmad as Chief Financial Officer, replacing Steffen Pietzke, who is stepping down effective July 9, 2023. Pietzke will stay on as a consultant for up to six months to ensure a smooth transition.

“Steffen has been instrumental through major financial events including taking Enovix public and we are thankful for his service,” said Dr. Raj Talluri, President and CEO at Enovix. “I am pleased Farhan will join the company. He brings financial leadership expertise, most recently at Micron, where he helped shape the company’s strategic roadmap.”

Mr. Ahmad joins Enovix from Micron, where he held several leadership roles from 2018 to 2023. Most recently he was Vice President, Investor Relations and Finance Strategy, where he was responsible for driving long range strategic planning and cost competitiveness. From 2011-2018, Mr. Ahmad worked at Credit Suisse as an Equity Analyst covering a wide range of stocks across Semiconductors, Semiconductor Capital Equipment and Cleantech. From 1999 to 2011 Mr. Ahmad was at Applied Materials in a variety of roles including Engineering, Product Management and Strategic Marketing. He has been granted three patents in semiconductor processing technology. Mr. Ahmad holds a Bachelor of Technology in Chemical Engineering from the Indian Institute of Technology Kanpur and an MBA from UC Berkeley.

“With its differentiated technology and strong demand, I believe Enovix is poised to create long-term shareholder value and I’m thrilled to join the company at such an exciting time,” said Mr. Ahmad. “I’m looking forward to working with the team and helping the company achieve its growth and financial goals.”

About Enovix

Enovix is on a mission to power the technologies of the future. Everything from IoT, mobile and computing devices, to the vehicle you drive, needs a better battery. The company’s disruptive architecture enables a battery with high energy density and capacity without compromising safety. Enovix is scaling its silicon-anode, lithium-ion battery manufacturing capabilities to meet customer demand. For more information visit www.enovix.com and follow us on LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “will,” “goal,” “prioritize,” “plan,” “target,” “expect,” “focus,” “look forward,” “opportunity,” “believe,” “estimate,”

“continue,” “anticipate,” and “pursue” “believe”, “will”, “may”, “estimate”, “continue”, “anticipate”, “intend”, “should”, “plan”, “expect”, “predict”, “could”, “potentially”, “target”, “project”, “evaluate,” “emerge,” “focus,” “goal” or the negative of these terms or similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding our plans for the company on a prospective basis. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties. For additional information on these risks and uncertainties and other potential factors that could affect our business and financial results or cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed annual periodic reports on Form 10-K and quarterly report on Form 10-Q and other documents that we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

For investor inquiries, please contact:

Enovix Corporation

Charles Anderson

Phone: +1 (612) 229-9729

Email: canderson@enovix.com

The Blueshirt Group

Gary Dvorchak, CFA

Phone: (323) 240-5796

Email: gary@blueshirtgroup.com

For media inquiries, please contact:

Enovix Corporation

Kristin Atkins

Phone: +1 (650) 815-6934

Email: katkins@enovix.com